EXHIBIT 23.1









             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
             -------------------------------------------------------



We consent to the incorporation by reference in the Registration Statement of Herley Industries, Inc. on Form S-8 [File numbers 333-145503, 333-121554, 333-71476, 333-95327, 333-46777 and 333-17369] of our report, which was based on our audit and the report of other auditors, dated October 16, 2009, with respect to our audits of the consolidated financial statements and related consolidated financial statement schedule of Herley Industries, Inc. and Subsidiaries as of August 2, 2009 and August 3, 2008 and for the fifty-two (52) weeks ended August 2, 2009, for the fifty-three (53) weeks ended August 3, 2008 and the fifty-two
(52) weeks ended July 29, 2007 and our report dated October 16, 2009 with respect to our audit of the effectiveness of internal control over financial reporting of Herley Industries, Inc. as of August 2, 2009, which reports are included in this Annual Report on Form 10-K/A Amendment No. 1 of Herley Industries, Inc. for the fifty-two (52) weeks ended August 2, 2009.

/s/ Marcum LLP

Marcum LLP
Melville, New York
November 30, 2009